Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of our report dated February 27, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2007 relating to the financial statement schedules, which appears in this Form 10-K.

On Form S-3:		Relating to:
File No.	333-75148	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-108131	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-112257	United States Steel Corporation Debt Securities, Preferred Stock and Depository Shares, Common Stock, Warrants, Stock Purchase Units and Stock Purchase Contracts Registration Statement

On Form S-8:		Relating to:
File No.	333-76394	United States Steel Corporation 2002 Stock Plan

	333-99257	United States Steel Corporation Savings Fund Plan for Salaried Employees

	333-125221	United States Steel Corporation 2005 Stock Incentive Plan

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 27, 2007